                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Valassis Communications, Inc. on Form S-4 of our report dated February 9, 1999, appearing in the Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 1998 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Detroit, Michigan
March 25, 1999